Exhibit 99.1

August 16, 2021

SG Blocks Reports Second Quarter 2021 Financial Results

– Record Quarterly Revenue of approximately $11.9 Million, and First Half Revenue of approximately $21.0 Million –

– Significant Progress on Residential Development Projects –

– Company Expects to be Cash Flow Positive in the Fourth Quarter of 2021 –

– Management to Host Conference Call Today at 4:30 p.m. ET –

NEW YORK, N.Y. / (BUSINESS WIRE) -- SG Blocks, Inc. (Nasdaq: SGBX) (“SG Blocks” or the “Company”), a leading designer, innovator and fabricator of modular structures, today reported its financial results for the first quarter ending June 30, 2021.

“The second quarter was a momentous one for SG Blocks, as we achieved record quarterly revenues and made great strides in growing our activity across all verticals,” said Paul Galvin, SG Blocks’ Chairman and Chief Executive Officer. “In particular, we made substantial progress in our housing vertical, launching several new development opportunities where we anticipate earning revenue from both our interest in the projects and by fabricating the units at SG Blocks’ own manufacturing facilities. These announcements provide greater visibility into our earnings over the next several quarters and put us on track to achieve positive cash flow in the fourth quarter of 2021.

“Our goals over the coming quarters will be to execute at a high level on our existing projects, seek new investment opportunities and partners, and continuously expand our manufacturing capacity to support our accelerating pace of activity. We are capturing the benefits of significant tailwinds in the residential development business by helping to deliver much-needed residential units to alleviate a housing shortage across the country. In our health care vertical, we also continue to provide critical health infrastructure with our modular and rapidly deployable COVID testing modules.

“In short, we are making our own destiny and rethinking the way space and buildings are used. We’re continuing to close on developments and launching new projects and ventures each quarter. As our business has grown and our plan is unfolding, we have started to attract interesting, successful and notable partners, employees, and Board Members who share our passion for disrupting real estate and medical testing via safe and green modular solutions. We expect these efforts to pay off for our shareholders as we realize the value of these projects over time.”

Second Quarter 2021 and Subsequent Operational Highlights:

At June 30, 2021, the Company had 14 projects under contract, compared to 16 projects under contract at March 31, 2021. At June 30, 2021, the construction backlog was approximately $21 million, as compared to approximately $22.9 million as of March 31, 2021. The Company’s backlog does not include any projects related to recently launched SG Development Corp. and does not include ongoing medical testing.

As of June 30, 2021, SGB DevCorp. had active residential development projects for a total of 1,752 units.

Concentrated Market Activity

Medical Testing & Services

SG Blocks continues to provide innovative structures, labs, and testing solutions to support the fight against, and recovery from, the COVID-19 pandemic. The Company’s modular solutions can be quickly and efficiently deployed at key locations for much-needed point-of-care patient access, to support the continue reopening and recovery of the U.S. economy.

In May, the Company partnered with Stone Clinical Laboratories to bring COVID-19 testing to Miami’s South Beach area in connection with two events, Food Network’s annual Wine & Food Festival, as well as the Air & Sea Show & Music Explosion.

Also in May, the Company’s Chicago Area Testing subsidiary, in partnership with National Pain Centers, announced an agreement with the Robbins Park District of Robbins, IL to deploy a COVID-19 testing unit to provide health services to the underserved communities of the south suburbs of Chicago.

Manufacturing

After years of outsourcing, SG Blocks is committed to in-house manufacturing excellence. While there are a number of legacy project commitments that will be completed at a cash loss in 2021, going forward, the Company expects to manufacture future projects at a margin of approximately 15%.

SG Development Corporation

The Company formed SGB DevCorp. in February 2021 to deliver single family homes, townhomes, and for-rent apartment units across the country. The launch of SGB DevCorp. is expected to provide a host of benefits to SG Blocks, including: i) keeping manufacturing near 100% capacity to provide a steady and visible flow of manufacturing income, ii) participation in project fees, and; iii) potential profit from asset sales.

In May, SGB DevCorp. acquired a 50+acre site for its previously announced Lago Vista development, on Lake Travis, on the Colorado River in thriving Austin, Texas. The project is expected to consist of up to 225 one- and two-bedroom condominium units, as well as amenities including a community center, marina and health club. Development work is expected to commence in the second quarter of 2022, with an anticipated completion date in the fourth quarter of 2022. SG Blocks expects to capture approximately $25 million in manufacturing revenue over the life of the project. The Company also anticipates that its minority interest in the sale of the units will be no less than approximately $5.0 million as units are sold.

In June, the Company announced that SGB DevCorp. acquired a 50% membership interest to build a 138-unit, 125,000 square foot affordable housing community in East Point, GA within the Atlanta metropolitan area. The community will be known as “Norman Berry Village,” and the units will be constructed at the Company’s manufacturing facilities in Durant, OK and shipped to Atlanta. SGB DevCorp. has partnered with CMC Development Group, ZT Architecture & Land Development, and Community Development Consortium on the project. The Company expects to complete the project at a cost of approximately $15 million – $20 million. SGB DevCorp. will control the planning and construction process, and earn manufacturing revenue, as well as a share of development fees.

In June, the groundbreaking occurred on the previously announced Monticello Mews multifamily development project located in the Catskills region of New York. Upon completion, the development is expected to consist of 187 townhomes with one- and two-bedroom units, with amenities including a clubhouse, gym, and outdoor green spaces. The project is expected to be complete in the second quarter of 2023.

In June, the Company announced that SGB DevCorp. has acquired a 10% non-dilutable equity interest in JDI-Cumberland Inlet, LLC, a Georgia limited liability company, contributing $3,000,000 in capital to develop Cumberland Inlet, a 1,286 acre waterfront parcel in historic downtown St. Marys, Georgia. Modular housing units for the project will be produced at the Company’s manufacturing facilities in Durant, OK, with gross potential manufacturing revenues totaling approximately $180 million, making St. Marys SGB DevCorp.’s largest project to date. The development is expected to commence site work in the fourth quarter of 2021, with initial deliveries of modular units expected in third quarter of 2022.

Second Quarter 2021 Financial Highlights:

●	Revenue for the second quarter 2021 was $11.9 million, compared to approximately $630,000 for the second quarter of 2020. The record revenue was achieved despite having several commercial projects that were previously announced being delayed directly and indirectly by the COVID-19 pandemic.

●	Gross profit for the second quarter 2021 was $2.8 million, compared to a gross profit of approximately $370,000 in the second quarter 2020.

●	Operating expenses for the second quarter 2021 were $2.8 million, compared to approximately $1.2 million in the second quarter 2020. Included in second quarter 2021 are one-time start-up costs associated with the multiple closings as well as increased G&A costs related to the hiring of the talent needed to execute our robust backlog and pipeline.

●	For the second quarter 2021, net loss attributable to common shareholders was $1.5 million, or negative ($0.17) per share, compared to a net loss of approximately $840,000, or negative ($0.16) per share, in the second quarter 2020. The net loss attributable to common shareholders includes the following items:

o	Approximately $465,000 in non-cash depreciation and amortization expenses, non-cash stock compensation expense and litigation expenses as explained in the adjusted EBITDA loss;

●	Adjusted EBITDA loss for the second quarter 2021 was $1.1 million], compared to a loss of $530,000 in the second quarter 2020.

●	At June 30, 2021, the Company had total assets of approximately $25.5 million, compared to approximately $22.3 million at June 30, 2020.

●	The Company had cash and cash equivalents of approximately $2.3 million as of June 30, 2021, compared to approximately $10.5 million at March 31, 2021.

●	The reduction in cash is due to investments in development projects totaling $3.35 million and the acquisition of development land of $3.5 million in the second quarter of 2021.

●	Strong liquidity with cash and accounts receivable (due in less than 30 days) at $6.3 million as of August 13.

Conference Call Information

SG Blocks will host a conference call on Monday, August 16, 2021 at 4:30 p.m. Eastern Time to share its results for the quarter ended June 30, 2021.

Date: Monday, August 16, 2021

Time: 4:30 p.m. ET, 1:30 p.m. PT

Toll-free dial-in number: 1-877-407-9716

International dial-in number: 1-201-493-6779

Conference ID: 13722143

Additionally, a webcast of the conference call will be broadcast live and available for replay at the Investors section of the Company’s website at www.sgblocks.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time through August 30, 2021.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13722143

Use of Non-GAAP Financial Information

In addition to its results under GAAP, the Company presents EBITDA and Adjusted EBITDA for historical periods. EBITDA and Adjusted EBITDA are non-GAAP financial measures and have been presented as supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. The Company calculates EBITDA as net income (loss) before interest expense, income tax benefit (expense), depreciation and amortization. It calculates Adjusted EBITDA as EBITDA before certain non-recurring adjustments such stock-based compensation expense. EBITDA and Adjusted EBITDA are presented because they are important metrics used by management as one of the means by which it assesses the Company’s financial performance. EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in the Company’s industry. These measures, when used in conjunction with related GAAP financial measures, provide investors with an additional financial analytical framework that may be useful in assessing the Company and its results of operations.

EBITDA and Adjusted EBITDA have certain limitations. EBITDA and Adjusted EBITDA should not be considered as alternatives to net income (loss), or any other measures of financial performance derived in accordance with GAAP. These measures also should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items for which these non-GAAP measures make adjustments. Additionally, EBITDA and Adjusted EBITDA are not intended to be liquidity measures because of certain limitations, including, but not limited to: i) they do not reflect the Company’s cash outlays for capital expenditures; They do not reflect changes in, or cash requirements for, working capital; and Although depreciation and amortization are non-cash charges, the assets are being depreciated and amortized and may have to be replaced in the future, and these non-GAAP measures do not reflect cash requirements for such replacements.

The non-GAAP information should be read in conjunction with the Company’s consolidated financial statements and related notes.

The following is a reconciliation of EBITDA and Adjusted EBITDA to the nearest GAAP measure, net loss:

In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future we will incur expenses that are the same or similar to some of the adjustments made in our calculations, and our presentation of EBITDA and Adjusted EBITDA should not be construed to mean that our future results will be unaffected by such adjustment. Management compensates for these limitations by using EBITDA and Adjusted EBITDA as supplemental financial metrics and in conjunction with our results prepared in accordance with GAAP. The non-GAAP information should be read in conjunction with our consolidated financial statements and related notes.

The following is a reconciliation of EBITDA and Adjusted EBITDA to the nearest GAAP measure, net loss:

	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
Net loss attributable to common stockholders of SG Blocks, Inc.	$(1,541,259)	$(837,973)	$(3,575,136)	$(1,585,400)
Addback interest expense	329	3,452	692	6,263
Addback interest income	(13,797)	(6,233)	(31,267)	(11,096)
Addback depreciation and amortization	159,227	47,401	301,020	94,802
EBITDA (non-GAAP)	(1,395,500)	(793,353)	(3,304,691)	(1,495,431)
Addback litigation expense	60,053	131,102	141,272	267,840
Addback stock compensation expense	246,236	129,750	532,422	168,514
Adjusted EBITDA (non-GAAP)	$(1,089,211)	$(532,501)	$(2,630,997)	$(1,059,077)

About SG Blocks:

SG Blocks, Inc. is a premier innovator in advancing and promoting the use of code-engineered cargo shipping containers for safe and sustainable construction. The firm offers a product that exceeds many standard building code requirements, and also supports developers, architects, builders and owners in achieving greener construction, faster execution, and stronger buildings of higher value. Each project starts with GreenSteelTM, the structural core and shell of an SG Blocks building, and then is customized to client specifications. For more information, visit www.sgblocks.com.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and include statements regarding the Company being on track to achieve positive cash flow in the fourth quarter of 2021, the Company’s efforts paying off for our shareholders as the value of these projects is realized over time, the Company manufacturing future projects at a margin of approximately 15%, the launch of SGB DevCorp. providing a host of benefits to the Company, plans for the Lago Vista development, with development work is expected to commence in the second quarter of 2022 and an anticipated completion date in the fourth quarter of 2022, plans to capture approximately $25 million in manufacturing revenue over the life of the Lago Vista project, the Company’s minority interest in the sale of the Lago Vista project units being no less than approximately $5.0 million as units are sold, plans for Norman Berry Village in the Atlanta metropolitan area, completing at a cost of approximately $15 to 20 million, plans for the Monticello Mews multifamily development project located in the Catskills region of New York, completing the Monticello Mews in the second quarter of 2023, plans for the Cumberland Inlet project, with gross potential manufacturing revenues totaling approximately $180 million, commencing commence site work on the Cumberland Inlet project in the fourth quarter of 2021, with initial deliveries of modular units expected in third quarter of 2022.. While SG Blocks believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to achieve positive cash flow in the fourth quarter of 2021, the Company’s ability realize the value of its projects over time, the Company’s ability to manufacture future projects at a margin of approximately 15%, the Company’s ability to successfully complete its SGB DevCorp. projects, the Company’s ability to complete the Lago Vista development as planned and capture approximately $25 million in manufacturing revenue over the life of the project, the Company’s ability to complete the Norman Berry Village project in the Atlanta metropolitan area as planned, the Company’s ability to complete the Monticello Mews multifamily development project located in the Catskills region of New York as planned, the Company’s ability to complete the Cumberland Inlet project as planned, with gross potential manufacturing revenues totaling approximately $180 million,, the Company’s ability to position itself for future profitability, the Company’s ability to maintain compliance with the NASDAQ listing requirements, and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and the Company’s subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

SG BLOCKS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

	June 30, 2021	December 31, 2020
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,323,599	$13,010,356
Accounts receivable, net	2,719,713	2,635,608
Contract assets	2,122,231	1,303,136
Inventories	1,409,915	778,144
Prepaid expenses and other current assets	553,975	570,775
Total current assets	9,129,433	18,298,019

Property, plant and equipment, net	7,177,533	2,683,014
Goodwill	1,309,330	1,309,330
Right-of-use asset	1,478,544	1,537,545
Long-term note receivable	701,233	682,637
Intangible assets, net	2,178,879	2,218,609
Deferred contract costs, net	132,552	152,944
Investment in and advances to equity affiliates	3,350,329	—
Total Assets	$25,457,833	$26,882,098

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$5,920,137	$3,961,961
Contract liabilities	789,068	1,774,740
Lease liability, current maturities	435,608	326,654
Due to affiliates	381,770	965,561
Assumed liability	43,295	200,765
Other current liabilities	5,000	5,000
Total current liabilities	7,574,878	7,234,681

Lease liability, net of current maturities	1,042,232	1,209,594
Total liabilities	8,617,110	8,444,275

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock, $1.00 par value, 5,405,010 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 25,000,000 shares authorized; 8,822,489 issued and outstanding as of June 30, 2021 and 8,596,189 issued and outstanding as of December 31, 2020	88,225	85,962
Additional paid-in capital	41,681,186	40,443,840
Accumulated deficit	(25,851,682)	(22,276,546)
Total SG Blocks, Inc. stockholders’ equity	15,917,729	18,253,256
Non-controlling interest	922,994	184,567
Total stockholders’ equity	16,840,723	18,437,823
Total Liabilities and Stockholders’ Equity	$25,457,833	$26,882,098

SG BLOCKS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

	For the Three Months Ended June 30,	For the Three Months Ended June 30,	For the Six Months Ended June 30,	For the Six Months Ended June 30,
	2021	2020	2021	2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue:
Construction services	$2,064,438	$534,526	$5,202,153	$623,867
Engineering services	4,059	94,423	98,008	203,838
Medical revenue	9,785,490	—	15,741,453	—
Total	11,853,987	628,949	21,041,614	827,705

Cost of revenue:
Construction services	3,164,695	193,208	7,258,235	265,119
Engineering services	32,197	61,508	41,967	142,372
Medical revenue	5,818,051	—	9,694,187	—
Total	9,014,943	254,716	16,994,389	407,491

Gross profit	2,839,044	374,233	4,047,225	420,214

Operating expenses:
Payroll and related expenses	801,664	392,338	1,629,186	664,146
General and administrative expenses	1,888,162	766,750	3,349,518	1,258,064
Marketing and business development expense	72,438	30,899	143,065	63,237
Pre-project expenses	847	25,000	10,980	25,000
Total	2,763,111	1,214,987	5,132,749	2,010,447

Operating income (loss)	75,933	(840,754)	(1,085,524)	(1,590,233)

Other income (expense):
Interest expense	(329)	(3,452)	(692)	(6,263)
Interest income	13,797	6,233	31,267	11,096
Other income	61,024	—	61,024	—
Total	74,492	2,781	91,599	4,833

Income (loss) before income taxes	150,425	(837,973)	(993,925)	(1,585,400)
Income tax expense	—	—	—	—

Net income (loss)	150,425	(837,973)	(993,925)	(1,585,400)

Add: net income attributable to noncontrolling interests	1,691,684	—	2,581,211	—
Net loss attributable to common stockholders of SG Blocks, Inc.	$(1,541,259)	$(837,973)	$(3,575,136)	$(1,585,400)

Net loss per share attributable to SG Blocks, Inc. - basic and diluted:
Basic and diluted	$(0.17)	$(0.16)	$(0.41)	$(0.48)

Weighted average shares outstanding:
Basic and diluted	8,822,278	5,369,132	8,783,806	3,278,913

SG BLOCKS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Changes in Stockholders’ Equity

	$0.01 Par Value Common Stock		Additional Paid-in	Accumulated	SG Blocks Stockholders’	Noncontrolling	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity	Interests	Equity
Balance at March 31, 2021	8,821,289	$88,213	$41,431,213	$(24,310,423)	$17,209,003	$1,074,094	$18,283,097
Stock-based compensation	—	—	246,236	—	246,236	—	246,236
Conversion of warrants to common stock	1,200	12	3,737	—	3,749	—	3,749
Noncontrolling interest distribution	—	—	—	—	—	(1,842,784)	(1,842,784)
Net income (loss)	—	—	—	(1,541,259)	(1,541,259)	1,691,684	150,425
Balance at June 30, 2021	8,822,489	$88,225	$41,681,186	$(25,851,682)	$15,917,729	$922,994	$16,840,723

Balance at December 31, 2020	8,596,189	$85,962	$40,443,840	$(22,276,546)	$18,253,256	$184,567	$18,437,823
Stock-based compensation	—	—	532,422	—	532,422	—	532,422
Conversion of warrants to common stock	226,300	2,263	704,924	—	707,187	—	707,187
Noncontrolling interest distribution	—	—	—	—	—	(1,842,784)	(1,842,784)
Net income (loss)	—	—	—	(3,575,136)	(3,575,136)	2,581,211	(993,925)
Balance at June 30, 2021	8,822,489	$88,225	$41,681,186	$(25,851,682)	$15,917,729	$922,994	$16,840,723

	$0.01 Par Value Common Stock		Additional Paid-in	Accumulated	SG Blocks Stockholders’	Noncontrolling	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity	Interests	Equity
Balance at March 31, 2020	1,170,524	$11,705	$21,970,903	$(18,331,244)	$3,651,364	$—	$3,651,364
Stock-based compensation	—	—	129,750	—	129,750	—	129,750
Conversion of restricted stock units to common stock	12,000	120	(120)	—	—	—	—
Conversion of debt exchange to common stock	73,665	737	205,526	—	206,263	—	206,263
Issuance of common stock, net of issuance costs	7,340,000	73,400	17,045,080	—	17,118,480	—	17,118,480
Net loss	—	—	—	(837,973)	(837,973)	—	(837,973)
Balance at June 30, 2020	8,596,189	$85,962	$39,351,139	$(19,169,217)	$20,267,884	$—	$20,267,884

Balance at December 31, 2019	1,157,890	$11,579	$21,932,387	$(17,583,817)	$4,360,149	$—	$4,360,149
Stock-based compensation	—	—	168,514	—	168,514	—	168,514
Conversion of restricted stock units to common stock	24,672	246	(246)	—	—	—	—
Reverse stock split settlement	(38)	—	(122)	—	(122)	—	(122)
Conversion of debt exchange to common stock	73,665	737	205,526	—	206,263	—	206,263
Issuance of common stock, net of issuance costs	7,340,000	73,400	17,045,080	—	17,118,480	—	17,118,480
Net loss	—	—	—	(1,585,400)	(1,585,400)	—	(1,585,400)
Balance at June 30, 2020	8,596,189	$85,962	$39,351,139	$(19,169,217)	$20,267,884	$—	$20,267,884

SG BLOCKS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

	For the Six Months Ended June 30, 2021	For the Six Months Ended June 30, 2020
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(993,925)	$(1,585,400)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	198,398	1,848
Amortization of intangible assets	82,230	72,561
Amortization of deferred license costs	20,392	20,393
Bad debt expense	161,202	—
Interest income on long-term note receivable	(18,596)	(11,096)
Stock-based compensation	532,422	168,514
Changes in operating assets and liabilities:
Accounts receivable	(245,307)	(483,067)
Contract assets	(819,095)	94,185
Inventories	(631,771)	—
Prepaid expenses and other current assets	16,800	(203,096)
Right of use asset	204,840	—
Accounts payable and accrued expenses	1,958,175	(235,858)
Contract liabilities	(985,672)	(20,106)
Due to affiliates	(583,791)	—
Lease liability	(204,246)	—
Net cash used in operating activities	(1,307,944)	(2,181,122)

Cash flows from investing activities:
Advances in note receivable	—	(650,000)
Purchase of property, plant and equipment	(4,692,918)	—
Purchase of intangible asset	(42,500)	—
Payment on assumed liability of acquired assets	(157,469)	—
Investment in and advances to equity affiliates	(3,350,329)	—
Net cash used in investing activities	(8,243,216)	(650,000)

Cash flows from financing activities:
Proceeds from conversion of warrants to common stock	707,187	—
Proceeds from public stock offering, net of issuance costs	—	17,118,480
Proceeds from long-term note payable	—	200,000
Distribution paid to noncontrolling interest	(1,842,784)	—
Settlement of common stock from reverse stock split	—	(122)
Net cash (used in) provided by financing activities	(1,135,597)	17,318,358

Net increase (decrease) in cash and cash equivalents	(10,686,757)	14,487,236

Cash and cash equivalents - beginning of period	13,010,356	1,625,671

Cash and cash equivalents - end of period	$2,323,599	$16,112,907

Supplemental disclosure of non-cash operating activities:
Non-cash conversion of long-term note payable to common stock	$—	$200,000
Non-cash conversion of accrued interest of long-term note payable to common stock	—	6,263
Total non-cash operating activities	$—	$206,263

Investors:

Stephen Swett

(203) 682-8377

investors@sgblocks.com

Source: SG Blocks, Inc.